
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         MAR-31-2000
<CASH>                                               87,187
<SECURITIES>                                         723,331
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       17,777,051         <F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           17,416,858
<TOTAL-LIABILITY-AND-EQUITY>                         17,777,051         <F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     142,288            <F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     1,185,648          <F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (20,962)           <F5>
<EPS-BASIC>                                        (0.30)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets: Investments in Local Limited Partnerships of
$16,960,009 and Other assets of $6,524
<F2>Included in Total  Liabilities  and Partners'  Equity:  Accounts  payable to affiliates  of $288,893  and  Accounts  payable and accrued  expenses of $71,300
<F3>Inclued  in Total  Revenue:  Investment  of  $51,963  and  other of  $90,325
<F4>Included  in  Other  Expenses:  Asset  management  fees,  related  party  of
$182,041, General and administrative of $350,609, Provision for valuation of investments in Local Limited Partnerships of $587,395 and Amortization of $65,603 <F5> Included in Net Loss: Equity in income of Local Limited Partnerships of $1,022,398

